Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 18, 2004 relating to the consolidated financial statements, which appears in IXYS Corporation’s Annual Report on Form 10-K for the year ended March 31, 2006.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
December 19, 2006